UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8-K filed by Metabolix, Inc. (the “Company”) with the Securities and Exchange Commission on May 24, 2011, Matthew Strobeck resigned from the Company’s Board of Directors on May 24, 2011. Dr. Strobeck had served as a member of the Compensation Committee and Audit Committee of the Board.

As a result of this Director resignation, on June 13, 2011, the Company received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) stating that the Company was not in compliance with the audit committee composition rules set forth in Nasdaq Marketplace Rule 5605 requiring it to consist of at least three independent members of the Board. However, consistent with Marketplace Rule 5605(c)(4)(B), Nasdaq stated that it would provide the Company with a cure period in order to regain compliance as follows:

•                  until the earlier of the Company’s next annual shareholders meeting or May 24, 2012; or

•                  if the next annual shareholders meeting is held before November 21, 2011, then the Company must evidence compliance no later than November 21, 2011.

On June 15, 2011, the Company’s Board of Directors appointed Jay Kouba, a current Director of the Company, to serve on the Audit Committee. The Board has determined that Dr. Kouba is “independent” under the current independence standards of the Nasdaq Rules and the SEC, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

On June 16, 2011, the Company received notice from Nasdaq that it had regained compliance with Nasdaq Marketplace Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: June 17, 2011	By:	/s/ Richard P. Eno
Richard P. Eno
President & Chief Executive Officer